Exhibit 10.3



                      SECOND AMENDMENT OF CREDIT AGREEMENT

           THIS SECOND AMENDMENT OF CREDIT AGREEMENT (this "AMENDMENT") is entered into to be effective as of February 29, 2000, between PROTECTION ONE ALARM MONITORING, INC., a Delaware corporation ("BORROWER"), each of the Persons which is a signatory to this Amendment (collectively, "LENDERS), and WESTAR CAPITAL, INC., as Administrative Agent for the Lenders (in such capacity, together with its successors in such capacity, "ADMINISTRATIVE AGENT").

                                 R E C I T A L S
                                 ---------------

           A. Borrower, Lenders and Administrative Agent, entered into the Credit Agreement dated as of December 21, 1998 (as renewed, extended, modified, and amended from time to time, the "CREDIT AGREEMENT"; capitalized terms used herein shall, unless otherwise indicated, have the respective meanings set forth in the Credit Agreement), providing for a revolving credit facility in the original maximum principal amount of $500,000,000.

           B. Pursuant to a letter agreement dated as of September 30, 1999, Borrower reduced the Total Commitment to $250,000,000.

           C. The Lenders and the Administrative Agent entered into that certain Assignment and Acceptance dated December 17, 1999 wherein the Administrative Agent and the Lenders assigned all of their rights and obligations under the Credit Agreement to Westar Capital, Inc.

           D. Pursuant to that certain Agreement of even date herewith among Borrower, POI and Westar Capital, Inc., Borrower is selling certain assets to Westar Capital, Inc. and will utilize the cash proceeds thereof to prepay the Principal Debt (the "AGREEMENT") as set forth herein.

           E. Borrower, Lender, and Administrative Agent desire to further modify certain provisions contained in the Credit Agreement, subject to the terms and conditions set forth herein.

           NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, Lender, and Administrative Agent agree as follows:

           1. AMENDMENTS TO THE CREDIT AGREEMENT.

           (A) SECTION 1.1 is hereby amended to delete the definitions of "APPLICABLE MARGIN," "EBITDA," "INTEREST COVERAGE RATIO," "PERMITTED ACQUISITIONS," and "TERMINATION DATE" in their entirety and replace such definitions with the following:


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


                               APPLICABLE MARGIN means, as of any date of
                     determination, the interest margin over Base Rate or the Eurodollar Rate, as the case may be, that corresponds to the Leverage Ratio set forth below on such date of determination:

=============== ===================================== ============================== ==================== ========================
                                                               APPLICABLE                APPLICABLE
                                                                 MARGIN                  MARGIN FOR             APPLICABLE
    LEVEL                  LEVERAGE RATIO                     FOR BASE RATE              EURODOLLAR        MARGIN FOR COMMITMENT
                                                               BORROWINGS                BORROWINGS                FEES
=============== ===================================== ============================== ==================== ========================
      1         Less than or equal to 5.00:1                      1.00%                     2.25%                 0.375%
--------------- ------------------------------------- ------------------------------ -------------------- ------------------------
      2         Greater than 5.00:1 but less than                 1.25%                     2.50%                  0.50%
                or equal to 5.25:1
--------------- ------------------------------------- ------------------------------ -------------------- ------------------------
      3         Greater than 5.25:1 but less than                 1.65%                     3.00%                  0.50%
                or equal to 5.50:1
--------------- ------------------------------------- ------------------------------ -------------------- ------------------------
      4         Greater than 5.50:1                               2.15%                     3.50%                  0.50%
=============== ===================================== ============================== ==================== ========================

                               The Applicable Margin payable by the Borrower on
                     the Borrowings outstanding hereunder shall be adjusted on the date of receipt by the Administrative Agent of the Financial Statements and Compliance Certificates required to be delivered pursuant to SECTIONS 9.3(A) AND (B) as tested using the Leverage Ratio for the most recent fiscal quarter. If the Financial Statements and Compliance Certificates required pursuant to SECTION 9.3(A) OR (B) are not received by the Administrative Agent by the date required, the Applicable Margin shall be determined as if the Leverage Ratio is greater than 5.50:1. From the date hereof until the Borrower's Financial Statements for the fiscal quarter ended March 31, 2000 and corresponding Compliance Certificate are delivered pursuant to SECTION 9.3(B), the Applicable Margin shall be determined based on Level 1.

                               EBITDA means, with respect to any Person for any
                     fiscal period, an amount equal to (a) consolidated net income of such Person for such period, minus (b) the sum of
                     (i) income tax credits, (ii) interest income, (iii) gains from extraordinary items for such period, and (iv) any aggregate net gain during such period arising from the sale, exchange, or other disposition of capital assets by such Person (including any fixed assets, whether tangible or intangible, and all inventory sold in conjunction with the disposition of fixed assets, but excluding asset sales in the ordinary course of business permitted pursuant to
                     SECTION 10.11), in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication, minus (c) any cash payments made in respect of any item of extraordinary loss accrued during a prior period and added back to EBITDA in such prior period


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

                     pursuant to CLAUSE (G)(V) below, plus (d) to the extent deducted from the calculation of consolidated net income in CLAUSE (A) above, (i) non-recurring expenses incurred in connection with the restructuring (including the payment, prepayment, renegotiation, buyout, or other compromise, collection, or other restructuring transaction and all expenses related thereto including attorneys' fees and expenses) of dealer contracts and receivables and (ii) expenses related to the writeoff of dealer receivables (provided that the aggregate amount of such expenses that may be added pursuant to this CLAUSE (D) may not exceed $10,000,000 in the aggregate during the term of this Agreement), plus (e) expenses related to the purchase of accounts from Paradigm Direct, LLC recognized during such period that, in accordance with GAAP, are required to be expensed (as opposed to capitalized), plus (f) expenses related to the internal generation of accounts recognized during such period that, in accordance with GAAP, are required to be expensed (as opposed to capitalized), plus
                     (g) the sum of (i) any provision for income taxes, (ii) Interest Expense, (iii) the amount of depreciation and amortization for such period, (iv) the amount of any deduction to consolidated net income as the result of any Stock option expense, (v) the amount of any item of extraordinary loss not paid in cash in such period, and
                     (vi) the absolute value of any aggregate net loss during such period arising from the sale, exchange, or other disposition of capital assets by such Person (including any fixed assets, whether tangible or intangible, and all inventory sold in conjunction with the disposition of fixed assets, but excluding asset sales in the ordinary course of business permitted pursuant to SECTION 10.11), in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication. In the case of any Permitted Acquisition or internally generated account during any period of calculation, EBITDA shall, for the purposes of the foregoing calculations, be adjusted to give effect to such Permitted Acquisition or internally generated account, as if such Permitted Acquisition or internally generated account occurred on the first (1st) day of such period, by, with respect to any Permitted Acquisition, increasing, if positive, or decreasing, if negative, EBITDA by the EBITDA of such newly-acquired business during such period of calculation occurring prior to the date of such Permitted Acquisition.

                               INTEREST COVERAGE RATIO means, as of any date of
                     determination thereof, the ratio of (a) the product of (i) Consolidated EBITDA for the most-recent fiscal quarter ending on or prior to the date of determination, and (ii) four (4), to (b) Consolidated Interest Expense for the most-recent four (4) fiscal quarters ending on or prior to the date of determination; provided, however, for purposes of calculating the Interest Coverage Ratio, (i) Consolidated Interest Expense shall be adjusted to give pro forma effect to the reduction in Interest Expense as a result of the reduction of Indebtedness from the application of the proceeds from such asset disposition (whether such proceeds are in cash or bonds) as if such


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

                     asset disposition and corresponding reduction of Indebtedness occurred on the first day of such determination period and (ii) Consolidated EBITDA shall be adjusted to give pro forma effect to such asset disposition as if such asset disposition had occurred on the first day of such determination period.

                                 PERMITTED ACQUISITIONS means:

                                 (A) any Dealer Acquisition, including, without
               limitation, any Paradigm Acquisition;

                                 (B) any Immaterial Acquisition, provided that
               the aggregate consideration with respect to such Immaterial Acquisition, when combined with the aggregate consideration of all other Immaterial Acquisitions during the twelve (12) month period prior to such Immaterial Acquisition, does not exceed $ 10,000,000;

                                 (C) any Acquisition by any Company with respect
               to which each of the following requirements shall have been satisfied:

                                            (I) as of the closing of any
               Acquisition, the Acquisition has been approved and recommended by the board of directors (or other equivalent governing body, if any) of the Person to be acquired or from which such assets or business are to be acquired;

                                            (II) as of the closing of any
               Acquisition, after giving effect to such Acquisition, the acquiring party must be Solvent and the Companies, on a consolidated basis, must be Solvent;

                                            (III) as of the closing of any
               Acquisition, no Potential Default or Default shall exist or occur as a result of, and after giving effect to, such Acquisition;

                                            (IV) as of the closing of any
               Acquisition, if such Acquisition is structured as a merger, Borrower, (or if such merger is with any Subsidiary of Borrower, then such Subsidiary) must be the surviving entity after giving effect to such merger;

                                            (V) the making and performance of
               the related acquisition agreements with respect to such Acquisition, and all other agreements, documents, and actions required thereunder, will not violate any provision of any Law, except where such violation could not be a Material Adverse Event, and will not violate any provisions of the Constituent Documents of any Company, or constitute a default under any agreement by which any Company or its respective property may be bound, except where such default could not be a Material Adverse Event; and


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


                                            (VI) if such Acquisition is a
               Material Acquisition, contemporaneously with the closing of such Material Acquisition, Borrower shall have delivered to Agent (A) a Permitted Acquisition Compliance Certificate, demonstrating pro forma compliance with the terms and conditions of the Loan Documents, after giving effect to the Acquisition, and (B) any proposed adjustments to the Budget most-recently delivered pursuant to the terms of this Agreement as a result of such Acquisition; or

                                 (D) any other Acquisition for which the prior
               written consent of Required Lenders has been obtained (and Lenders agree to respond to a request for consent to any such Acquisition within ten (10) Business Days following Borrower's request for such consent; provided that the failure to provide a response to such request for consent shall be deemed to be a refusal to grant such consent).

                                 TERMINATION DATE means the earlier of (a)
                     January 2, 2001, and (b) the effective date of any other termination or cancellation of Lenders' commitments to lend under, and in accordance with, this Agreement.

                      (B) SECTION 1.1 is hereby amended to add the following definitions:

                                 "ASSET SALE" means the sale, transfer, or other
                     disposition by any Company of any of its assets other than any sale, transfer or disposition of any assets (a) permitted by SUBSECTIONS 10.11(A) THROUGH (G), or (b) which, when the Net Proceeds thereof are added to the Net Proceeds of any other sale, transfer or other disposition pursuant to this clause (b), does not yield Net Proceeds in excess of $2,000,000 in the aggregate.

                                 "INCREASE EFFECTIVE DATE" has the meaning set
                     forth in SECTION 2.5(A).

                                 "INCREASE REQUEST" has the meaning set forth in
                     SECTION 2.5(A).

                                 "NET PROCEEDS" means, with respect to any Asset
                     Sale by any Company, the amount of cash received by such Company in connection with such transaction after deducting therefrom the aggregate, without duplication, of the following amounts to the extent properly attributable to such transaction: (a) reasonable brokerage commissions, attorneys' fees, finder's fees, accounting fees, and other similar commissions and fees, in each case, to the extent paid or payable by such Company; and (b) taxes paid or payable by such Company to any Governmental Authority as a result of such transaction.

                                 "PARADIGM ACQUISITION" means the acquisition of
                     contracts or accounts from Paradigm Direct, LLC.

                                 "REQUESTED AMOUNT" has the meaning set forth in
                     SECTION 2.5(A).


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


                               "SECOND AMENDMENT" means the Second Amendment to
                     Credit Agreement dated effective as of February 29, 2000 among the Borrower, the Lenders and the Administrative Agent.

                                 "SPECIAL ASSET SALE" means the sale of the
                     outstanding shares of Protection One UK plc, Protection One International, Inc. and Protection One Investments, Inc. pursuant to the Agreement.

                      (C) SECTION 1.1 is hereby amended to delete the definition of "NATIONSBANK" in its entirety:

                      (D) SECTION 2.3 is hereby deleted in its entirety and replaced with the following:

                     2.3       TERMINATION OF COMMITMENTS.

                     (A) VOLUNTARY. Without premium or penalty, and upon giving not less than three (3) Business Days prior telephonic notice (followed by written notice) to Administrative Agent, Borrower may terminate in whole or in part the unused portion of the Total Commitment provided that (i) each partial termination shall be in an amount of not less than $10,000,000 or a greater integral multiple of $1,000,000; (ii) the amount of the Commitment Usage may not exceed the Total Commitment (unless Borrowings are simultaneously paid in an amount equal to such excess); and (iii) each reduction shall be allocated Pro Rata among Lenders in accordance with their respective Pro Rata Parts. Promptly after receipt of such notice of termination or reduction, Administrative Agent shall notify each Lender of the proposed cancellation or reduction. Such termination or partial reduction of the Total Commitment shall be effective on the Business Day specified in Borrower's notice (which date must be at least three (3) Business Days after Borrower's delivery of such notice). In the event that the Total Commitment is reduced to zero at a time when there shall be no Principal Debt, this Agreement shall be terminated to the extent specified in SECTION 14.14, and all commitment fees and other fees then earned and unpaid hereunder and all other amounts of the Obligation then due and owing shall be immediately due and payable, without notice or demand by Administrative Agent or any Lender.

                     (B) MANDATORY. The Total Commitment shall automatically terminate in an amount equal to each mandatory prepayment pursuant to
           SECTION 3.2(B)(III). The Total Commitment shall be automatically reduced to $115,000,000 on the date of the mandatory prepayment pursuant to SECTION 3.2(B)(IV). Each termination in the Total Commitment pursuant to this SECTION 2.3(B) shall be allocated Pro Rata among Lenders in accordance with their respective Pro Rata Parts.


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


           (E) A new SECTION 2.5 is hereby added as follows:

                     SECTION 2.5          INCREASE OF COMMITMENTS.

                     (a) The Borrower shall have the right from time to time to increase the Total Commitment by an amount of up to $40,000,000 for the purpose of consummating acquisitions approved by the Administrative Agent in its sole and absolute discretion, upon a specific date (the "INCREASE EFFECTIVE DATE") set forth in such request (the "INCREASE Request") upon the same terms and conditions as set forth herein. Any such increase shall be in incremental aggregate amounts of not less than $5,000,000 (the "REQUESTED AMOUNT") and shall increase the amount of the Total Commitments then in effect and the Committed Sum of each Lender shall be increased by its Pro Rata Part of the Requested Amount (subject to the Borrower's right to terminate or reduce the amount of the Commitments pursuant to Section 2.3).

                     (b) On the Increase Effective Date specified in any Increase Request (i) each Lender's Committed Sum shall be automatically increased by a Pro Rata Part of the aggregate amount of the Requested Amount on the Increase Effective Date therefor, and correspondingly, the Total Commitments, shall be increased accordingly, in each case without the necessity of further amendment to this Agreement and (ii) Borrower shall pay to the Administrative Agent, for the account of the Credit Parties as Administrative Agent shall determine, an amendment fee in an amount equal to 3/8% of the Requested Amount on the Increase Effective Date.

                     (c) Upon the request to the Administrative Agent by any Lender, the Borrower shall deliver to each such Lender, in exchange for the Note held by such Lender, a new Note, in the principal amount of such Lender's Committed Sum after giving effect to the adjustments made pursuant to this Section 2.5.

           (F) Section 3.2(B) is hereby deleted in its entirety and replaced with the following:

                      (B) MANDATORY PAYMENTS.

                                 (i) The Total Principal Debt is due and payable
                      on the Termination Date.

                                 (ii) On any date of determination, if the
                      Commitment Usage exceeds the Total Commitment, then Borrower shall make a mandatory prepayment of the Principal Debt in the amount of such excess, together with
                      (i) all accrued and unpaid interest on the principal amount so prepaid, and (ii) any Consequential Loss arising as a result thereof.

                                 (iii) Subject in all respects to Section 10.11,
                      concurrently with the receipt thereof, Borrower shall make


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


                      a mandatory prepayment of the Principal Debt in an amount equal to fifty percent (50%) of the Net Proceeds of each Asset Sale (other than the Special Asset Sale).

                                 (iv) On the effective date of the Second
                      Amendment, Borrower shall make a mandatory prepayment of the Principal Debt in an amount equal to one hundred percent (100%) of the cash proceeds of the Special Asset Sale.

                                 (v) All mandatory prepayments hereunder shall
                      be applied Pro Rata.

           (G) Section 9.3(A)(II) is hereby deleted in its entirety and replaced with the following:

                      (ii) a Compliance Certificate (other than with respect to the fiscal year ended December 31, 1999).

           (H) The following language shall be added at the end of SECTION 9.3(B) before the period ".":

                      (other than with respect to the fiscal quarter ended September 30, 1999)

           (I) SECTION 10.9 is hereby deleted in its entirety and replaced with the following:

                     10.9      DISTRIBUTIONS AND SUBORDINATED DEBT PAYMENTS.

                     (A) DISTRIBUTIONS. Borrower shall not, and shall not permit any other Company to, directly or indirectly declare, make, or pay any Distributions, other than (i) Distributions declared, made, or paid by any Company wholly in the form of its capital Stock, and (ii) Distributions by any Company to Borrower, (iii) Distributions in the form of Common Stock of POI issued in connection with the conversion of the Convertible Notes, and (iv) Distributions from any Subsidiary of POI to POI the proceeds of which:

                               (A) shall be applied by POI directly to pay
                     out-of-pocket expenses, for administrative, legal, and accounting services provided by third parties that are reasonable and customary and incurred in the ordinary course of business for such professional services, or to pay franchise fees and similar costs;

                               (B) will be used to repurchase the Stock of POI
                     in order to fulfill the obligations of any Company under an employee Stock purchase plan or similar plan covering employees of any Company as from time to time in effect;


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


                               (C) will be used to pay taxes of the Companies as
                     part of a consolidated, combined, or unitary tax filing group or of the separate operations of POI; or

                               (D) will be used to make investments in, or loans
                     to, any Subsidiary of POI otherwise permitted pursuant to this Agreement.

                     (B) SUBORDINATED DEBT. Borrower shall not, and shall not permit any other Company to pay, prepay, redeem, defease, or repurchase any Subordinated Debt when it violates the subordination provisions thereof, provided that so long as no Default exists Borrower may refinance Subordinated Debt with the proceeds of other Subordinated Debt, provided, further that notwithstanding the foregoing Borrower shall be permitted to repurchase Subordinated Debt, in an aggregate amount not to exceed $50,000,000.

           (J) SECTION 10.11 is hereby deleted in its entirety and replaced with the following:

                     10.11 SALE OF ASSETS. Borrower shall not, and shall not permit any other Company to, sell, assign, transfer, or otherwise dispose of any of its assets, other than (a) sales of inventory and equipment leases (including, without limitation, equipment leases originated or acquired by C.E.T., S.A. or its Subsidiaries) in the ordinary course of business, (b) the sale, discount, or transfer of delinquent accounts receivable in the ordinary course of business for purposes of collection, (c) sales of immaterial assets for consideration not less than the fair market value thereof, (d) dispositions of obsolete assets and assets no longer useful in the respective businesses of the Companies, (e) transfers resulting from any casualty or condemnation of property or assets, (f) licenses or sublicenses of intellectual property and general intangibles and licenses, leases, or subleases of other property in each case in the ordinary course of business and that do not materially interfere with the business of any Company, (g) dispositions permitted by SECTION 10.12, (h) other asset sales during any fiscal year of the Companies in an aggregate amount not exceeding ten percent (10%) of the consolidated total assets of the Companies determined in accordance with GAAP for the most recent fiscal year (without regard to any write down or write up thereof), and (i) the Special Asset Sale.

           (K) SECTION 10.13 is hereby deleted in its entirety and replaced with the following:

                      10.13 FINANCIAL COVENANTS. As calculated on a consolidated basis for the Companies:

                     (A) LEVERAGE RATIO. The Administrative Agent and the Lenders hereby waive compliance with the Leverage Ratio for the fiscal quarters ended September 30, 1999 and December 31, 1999. Borrower shall not permit the Leverage Ratio, as of the last day of any fiscal quarter of the Companies during the following periods, to be greater than the ratio set forth opposite such period below:


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


           ------------------------------------------- ----------------------
                            PERIOD                             RATIO
           ------------------------------------------- ----------------------
           January 1, 2000 through December 31, 2000        5.75 to 1.0
           ------------------------------------------- ----------------------
                January 1, 2001 and thereafter              5.50 to 1.0
           ------------------------------------------- ----------------------

                     (B) INTEREST COVERAGE. The Administrative Agent and the Lenders hereby waive compliance with the Interest Coverage Ratio for the fiscal quarters ended September 30, 1999 and December 31, 1999. Borrower shall not permit the Interest Coverage Ratio, as of the last day of any fiscal quarter of the Companies during the following periods, to be less than the ratio set forth opposite such period below:

           -------------------------------------------- ----------------------
                            PERIOD                              RATIO
           -------------------------------------------- ----------------------
           January 1, 2000 through December 31, 2000         2.10 to 1.0
           -------------------------------------------- ----------------------
                January 1, 2001 and thereafter               2.25 to 1.0
           -------------------------------------------- ----------------------


           (L) SECTION 11.6 is hereby deleted in its entirety and replaced with the following:

                     11.6 CHANGE OF CONTROL. POI shall cease to own, directly or indirectly, one hundred percent (100%) of the voting control (directly or indirectly) of Borrower.

           (M) EXHIBIT A-1 is hereby deleted in its entirety and replaced with EXHIBIT A-1 attached hereto.

           (N) ScHEDULE 2.1 is hereby deleted in its entirety and replaced with
SCHEDULE 2.1 attached hereto.

           2. AMENDMENT OF CREDIT AGREEMENT AND OTHER LOAN DOCUMENTS. All references in the Loan Documents to the Credit Agreement shall henceforth include references to the Credit Agreement as modified and amended by this Amendment, and as may, from time to time, be further modified, amended, restated, extended, renewed, and/or increased.

           3. RATIFICATIONS. Borrower (a) ratifies and confirms all provisions of the Loan Documents as amended by this Amendment, (b) ratifies and confirms that all guaranties, assurances, and Liens, if any, granted, conveyed, or assigned to the Credit Parties under the Loan Documents are not released, reduced, or otherwise adversely affected by this Amendment and continue to guarantee, assure, and secure full payment and performance of the present and future Obligation, and (c) agrees to perform such acts and duly authorize, execute, acknowledge, deliver, file, and record such additional documents, and certificates as the Credit Parties may reasonably request in order to create, perfect, preserve, and protect those guaranties, assurances, and Liens.

           4. REPRESENTATIONS. Borrower represents and warrants to the Credit Parties that as of the date of this Amendment: (a) this Amendment has been duly authorized, executed,


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

and delivered by Borrower and each of the other Obligors that are parties to this Amendment; (b) no action of, or filing with, any Governmental Authority is required to authorize, or is otherwise required in connection with, the execution, delivery, and performance by Borrower or any other Obligor of this Amendment; (c) the Loan Documents, as amended by this Amendment, are valid and binding upon Borrower and the other Obligors and are enforceable against Borrower and the other Obligors in accordance with their respective terms, except as limited by Debtor Relief Laws and general principles of equity; (d) the execution, delivery, and performance by Borrower and the other Obligors of this Amendment do not require the consent of any other Person and do not and will not constitute a violation of any Governmental Requirement, order of any Governmental Authority, or material agreements to which Borrower or any other Obligor is a party thereto or by which Borrower or any other Obligor is bound;
(e) all representations and warranties in the Loan Documents are true and correct in all material respects on and as of the date of this Amendment, except to the extent that (i) any of them speak to a different specific date, or (ii) the facts on which any of them were based have been changed by transactions contemplated or permitted by the Credit Agreement; and (f) both before and after giving effect to this Amendment, no Potential Default or Default exists.

           5. CONDITIONS. This Amendment shall not be effective unless and until:

               (A) this Amendment has been executed by Borrower, the other Obligors, Administrative Agent, and the Required Lenders;

               (B) If requested by any Lender, Borrower shall have executed and delivered to Administrative Agent Amended and Restated Notes dated of even date herewith, and payable to the order of Lenders in the aggregate principal amount of the Total Commitment;

               (C) Borrower shall have delivered to Administrative Agent such documents satisfactory to Administrative Agent evidencing the authorization and execution of this Agreement, and the other documents executed and delivered in connection herewith (including opinions of counsel) (collectively, the "AMENDMENT DOCUMENTS"); and

               (D) Borrower shall have paid to Administrative Agent, for the account of the Credit Parties as Administrative Agent shall determine, (i) an amendment fee in an amount equal to 3/8% of the Total Commitment on the effective date of this Amendment after giving effect to the reductions on the date hereof ($431,250.00) and (ii) the reasonable fees and expenses of Administrative Agent's counsel (including the allocated costs of internal counsel) not to exceed $50,000.00.

           6. CONTINUED EFFECT. Except to the extent amended hereby or by any documents executed in connection herewith, all terms, provisions, and conditions of the Credit Agreement and the other Loan Documents, and all documents executed in connection therewith, shall continue in full force and effect and shall remain enforceable and binding in accordance with their respective terms.


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


           7. MISCELLANEOUS. Unless stated otherwise (a) the singular number includes the plural and vice versa and words of any gender include each other gender, in each case, as appropriate, (b) headings and captions may not be construed in interpreting provisions, (c) this Amendment shall be construed -- and its performance enforced -- under Texas law, (d) if any part of this Amendment is for any reason found to be unenforceable, all other portions of it nevertheless remain enforceable, and (e) this Amendment may be executed in any number of counterparts with the same effect as if all signatories had signed the same document, and all of those counterparts must be construed together to constitute the same document.

           8. PARTIES. This Amendment binds and inures to Borrower and the Credit Parties and their respective successors and permitted assigns.

           9. ENTIRETIES. THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS AMENDED BY THIS AMENDMENT AND THE OTHER AMENDMENT DOCUMENTS, REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES ABOUT THE SUBJECT MATTER OF THE CREDIT AGREEMENT AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.



            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

                      SIGNATURE PAGE TO SECOND AMENDMENT OF
                             CREDIT AGREEMENT AMONG
               PROTECTION ONE ALARM MONITORING, INC., AS BORROWER,
                  WESTAR CAPITAL, INC., AS ADMINISTRATIVE AGENT
                                       AND
                            THE LENDERS NAMED HEREIN

              EXECUTED as of the day and year first above written.

                            PROTECTION ONE ALARM MONITORING, INC.,
                            a Delaware corporation, as Borrower


                                   By: /s/ John E. Mack III
                                      -------------------------------
                                       Name: John E. Mack III
                                       Title: Chief Executive Officer

                      SIGNATURE PAGE TO SECOND AMENDMENT OF
                             CREDIT AGREEMENT AMONG
               PROTECTION ONE ALARM MONITORING, INC., AS BORROWER,
                 WESTAR CAPITAL, INC., AS ADMINISTRATIVE AGENT,
                                       AND
                            THE LENDERS NAMED HEREIN


                    WESTAR CAPITAL, INC., as Administrative Agent and a Lender



                    By: /s/ Cynthia S. Couch
                       ---------------------
                       Name: Cynthia S. Couch
                       Title: Treasurer

           To induce the Credit Parties to enter into this Amendment, each of the undersigned (a) consents and agrees to the Amendment Documents' execution and delivery, (b) ratifies and confirms that all guaranties, assurances, and Liens, if any, granted, conveyed, or assigned to the Credit Parties under the Loan Documents are not released, diminished, impaired, reduced, or otherwise adversely affected by the Amendment Documents and continue to guarantee, assure, and secure the full payment and performance of all present and future Obligations (except to the extent specifically limited by the terms of such guaranties, assurances, or Liens), (c) agrees to perform such acts and duly authorize, execute, acknowledge, deliver, file, and record such additional guaranties, assignments, security agreements, deeds of trust, mortgages, and other agreements, documents, instruments, and certificates as the Credit Parties may reasonably deem necessary or appropriate in order to create, perfect, preserve, and protect those guaranties, assurances, and Liens, and (d) waives notice of acceptance of this consent and agreement, which consent and agreement binds the undersigned and its successors and permitted assigns and inures to the Credit Parties and their respective successors and permitted assigns.


                                   PROTECTION ONE, INC.,
                                   a Delaware corporation


                                   By: /s/ John E. Mack III
                                   --------------------
                                   Name: John E. Mack III
                                   Title: Chief Executive Officer


                                   NETWORK MULTI-FAMILY SECURITY CORPORATION, a Delaware corporation


                                   By: /s/ John E. Mack III
                                   --------------------
                                   Name: John E. Mack III
                                   Title: Chief Executive Officer